Exhibit 99.1

UNITED INDUSTRIAL CORPORATION

Contact:	Stuart F. Gray
Treasurer
(410) 628-8686

UNITED INDUSTRIAL REPORTS
NET INCOME OF $8.6 MILLION ON REVENUE OF $137.6 MILLION
IN THE FIRST QUARTER OF 2006

Board of Directors Declares Dividend

HUNT VALLEY, MD, MAY 8, 2006 — United Industrial Corporation (NYSE: UIC) (the “Company”) today reported financial results for its first quarter ended March 31, 2006. The continuing operations of the Company consist of two business segments: Defense and Energy. The Company designs, produces, and supports defense systems. Its products and services include unmanned aircraft systems, training and simulation systems, automated aircraft test and maintenance equipment, armament systems, logistical and engineering services, and other leading edge technology solutions for defense needs. The Company also manufactures combustion equipment for biomass and refuse fuels. The operations of the Defense and Energy segments are conducted principally through two wholly owned subsidiaries, AAI Corporation and its subsidiaries (“AAI”) and Detroit Stoker Company (“Detroit Stoker”), respectively.

Financial Results for the First Quarter Ended March 31, 2006

Net sales from continuing operations increased 28.0% to $137.6 million from $107.5 million during the same period in 2005.

Operating income from continuing operations increased 23.5% to $15.1 million, or 11.0% of sales, from $12.2 million, or 11.4% of sales, during the same period in 2005.

Net income from continuing operations decreased 29.9% to $8.9 million, or $0.69 per diluted share, from $12.6 million, or $0.84 per diluted share, during the same period in 2005. The first quarter of 2005 included a gain on sale of undeveloped property of $4.7 million, net of tax, or $0.29 per diluted share. In the first quarter of 2006, net income included the effect of expensing stock option compensation of $0.4 million, net of tax, or $0.02 per diluted share. In addition, other expense included a $0.4 million, net of tax, increase in the fair value of an embedded derivative related to the $120 million 3.75% Convertible Notes issued in September 2004, which had no impact on earnings per diluted share.

Net income (including results of both continuing and discontinued operations) decreased 32.4% to $8.6 million, or $0.67 per diluted share, from $12.7 million, or $0.84 per diluted share, during the same period in 2005.

Financial Results By Operating Segment for the First Quarter Ended March 31, 2006 - Continuing Operations

Net sales from the Defense segment increased 28.5% to $128.7 million from $100.2 million during the same period in 2005.  The growth was primarily due to $14.5 million greater logistical support for an increasing number of fielded Shadow 200® Tactical Unmanned Aircraft Systems (“TUAS”), a $10.1 million increase in production of these systems, and $2.9 million generated by ESL Defence Limited, an electronic warfare systems company based in the United Kingdom, acquired in April 2005.

Operating income from the Defense segment increased 12.7% to $13.7 million, or 10.6% of sales, from $12.1 million, or 12.1% of sales, during the same period in 2005. The decrease in the operating margin was largely due to an increase in the level of services based sales, that generally earn lower margins, resulting primarily from higher logistical support for fielded Shadow 200 TUAS. Further, the first quarter of 2005 experienced higher margins due to production efficiencies realized on the initial full rate production contract for the Shadow 200 TUAS and the favorable Joint Service Electronic Combat Systems Tester (“JSECST”) production program. These contracts were completed in 2005. Also contributing to the lower margin in 2006 was higher pension expense of $0.7 million, due generally to greater employment and a lower discount rate.

Net sales from the Energy segment increased 20.7% to $8.9 million from $7.4 million in the first quarter of 2005. The increase was primarily driven by higher demand for its alternative fuel products, such as coal and wood burning stokers, in response to recent high and volatile prices for oil and natural gas. The Energy segment’s operating income increased to $1.7 million from $0.1 million during the same period in 2005. The increase in operating income was due to increased sales and profit margins in 2006. The improved margins were a result of the restructuring activities in 2005.

Financial Results for Discontinued Operations

The loss from the Company’s discontinued transportation operations in the first quarter of 2006 was $287,000, net of tax benefit, or $0.02 per diluted share, compared to income of $48,000, net of tax, or $0.00 per diluted share, during the same period in 2005. With respect to its investment in Electric Transit, Inc. (ETI), as of April 2006, the Company’s AAI subsidiary satisfied all remaining guaranty obligations, with the majority of remaining expenses attributable to ongoing litigation involving AAI’s recovery of payments (and other claims) under a labor and materials bond.

Funded New Orders and Funded Backlog

During the first quarter of 2006, the Company received $183.2 million of funded new orders for products and services, an increase of $87.4 million, or 91.2%, compared to $95.8 million during the same period in 2005. The orders in 2006 included $167.1 million in the Defense segment and $16.1 million in the Energy segment.

Funded backlog for the Company’s continuing operations was $541.4 million at March 31, 2006, an increase of $45.5 million, or 9.2%, from $495.9 million at December 31, 2005.

The Company’s funded new orders in the first quarter of 2006 included among others the following awards:

Unmanned Aircraft Systems (UAS)

•                  $68.5 million for the continuation and expansion of the Shadow 200 TUAS logistical support activities for delivered Shadow 200 TUAS systems including systems deployed in Operation Iraqi Freedom;

•                  $15.0 million for the Extended Range Multi Purpose Unmanned Aircraft Systems Design and Development program;

•                  $7.3 million for TUAS Engineering Services;

Services

•                  $37.1 million for F-22 Raptor Maintenance Training Devices;

•                  $5.7 million for Biological Detection Systems modifications;

Test

•                  $5.6 million for JSECST Lot 4 production.

Recent New Orders

•                  In early May, the Company received a fully-funded $87 million order from its U.S. Army customer for the fourth consecutive full-rate production contract for nine additional Shadow 200 TUAS.

•                  In early May, the Company also received a $105 million order from its U.S. Army customer, of which $67.6 million has been funded, to continue providing logistics support for the 43 Shadow systems currently fielded, as well as the refurbishment of systems returning from deployment.

Dividend Declaration

The Company also announced today that its Board of Directors has declared a dividend of $0.10 a share on its Common Stock, payable May 25, 2006 to stockholders of record at the close of business on May 18, 2006.

Conference Call Webcast

The Company will hold a simultaneous conference call and audio Webcast on Monday, May 8, 2006, at 10:00 a.m. (ET), to discuss financial results for its first quarter ended March 31, 2006. A live webcast of the call will be accessible for all interested parties in the Investor Relations section on the Company’s website, www.unitedindustrial.com, or on www.earnings.com. Following the call, the webcast will be archived for a period of approximately three months and available at www.unitedindustrial.com or at www.earnings.com.

Use of Non-GAAP Measures

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company discloses EBITDA (earnings before interest, taxes, depreciation, and amortization), which is a non-GAAP measure. In addition, the Company discloses Free Cash Flow, a non-GAAP measure, which equals net cash provided by operating activities less net cash used in acquiring property and equipment, net of retirements. The Company believes EBITDA and Free Cash Flow are used by some investors, analysts, lenders and other parties to measure the Company’s performance over time. Management believes that providing this additional information is useful to understanding the Company’s ability to meet capital expenditures and working capital requirements and to better assess and understand operating performance. The measures allow investors, analysts, lenders and other parties to better evaluate the Company’s financial performance and prospects in the same manner as management. Because the Company’s methods for calculating such non-GAAP measures may differ from other companies’ methods, such non-GAAP measures presented may not be comparable to similarly titled measures reported by other companies. Such measures are not recognized in accordance with GAAP, and the Company does not intend for this information to be considered in isolation or as a substitute for GAAP measures. Reconciliations from non-GAAP reported measures described in this press release to GAAP reported results are provided in the financial tables attached to this press release.

Forward-Looking Information

Except for the historical information contained herein, information set forth in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and variations of such words and similar expressions that indicate future events and trends are intended to identify such forward-looking statements which include, but are not limited to, projections of revenues, earnings, segment performance, cash flows and contract awards. These forward-looking statements are subject to risks and uncertainties, which could cause the Company’s actual results or performance to differ materially from those expressed or implied in such statements. The Company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement. For additional information about the Company and its various risk factors, please see the Company’s most recent Annual Report on Form 10-K and other documents as filed with the Securities and Exchange Commission.

United Industrial Corporation & Subsidiaries
Consolidated Earnings Per Share
(Unaudited)

Basic earnings per share for all periods presented was computed by dividing net earnings for the respective period by the weighted average number of shares of the Company’s par value $1.00 per share common stock (“Common Stock”) outstanding during the period. Diluted earnings per share was computed by dividing (i) net earnings during the period, adjusted to add back the after-tax interest and other charges incurred on the Company’s $120,000,000 aggregate principal amount of 3.75% convertible senior notes due September 15, 2024 (“3.75% Convertible Senior Notes”), by (ii) the weighted average number of shares of Common Stock outstanding during the period, adjusted to add the weighted average number of potential dilutive common shares that would have been outstanding upon the assumed exercise of stock options using the treasury stock method and conversion of the 3.75% Convertible Senior Notes for Common Stock.

Basic and diluted earnings per share amounts for continuing operations were computed as follows:

	Three Months Ended March 31,
	2006			2005
(Dollars in thousands, except per share data)	Earnings	Shares	Per Share	Earnings	Shares	Per Share

Basic Earnings Per Share
Income from continuing operations	$8,855	11,289,402	$0.78	$12,624	12,316,153	$1.03

Effect of Dilutive Securities
Stock Options	—	429, 694		—	443,849
3.75% Convertible Senior Notes	1,310	3,058,356		606	3,058,356
Diluted Earnings Per Share
Income from continuing operations	$10,165	14,777,452	$0.69	$13,230	15,818,358	$0.84

United Industrial Corporation & Subsidiaries
Consolidated Statements of Operations
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		2006 vs 2005
	March 31,		Increase/(Decrease)
	2006	2005	Amount	%
Net sales	$137,619	$107,548	$30,071	28.0
Operating costs and expenses	122,507	95,310	27,197	28.5
Total operating income	15,112	12,238	2,874	23.5
Non-operating income and (expense)
Interest income	1,089	1,051	38	3.6
Interest expense	(1,383)	(1,828)	445	24.3
Gain on sale of property	—	7,152	(7,152)	(100.0)
Income from equity investment in joint venture	45	14	31	221.4
Other income, net	(620)	622	(1,242)	(199.7)
	(869)	7,011	(7,880)	(112.4)

Income from continuing operations before taxes	14,243	19,249	(5,006)	(26.0)
Provision for income taxes	(5,388)	(6,625)	1,237	18.7
Income from continuing operations	8,855	12,624	(3,769)	(29.9)
Income from discontinued operations, net of taxes	(287)	48	(335)	(697.9)
Net income	$8,568	$12,672	$(4,104)	(32.4)

United Industrial Corporation & Subsidiaries
Consolidated Balance Sheets
(Dollars in Thousands)

	March 31, 2006	December 31, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$86,713	$77,496
Marketable equitable securities	14,692	11,617
Deposits and restricted cash	2,515	4,810
Trade receivables, net	71,659	69,284
Inventories	33,611	23,603
Prepaid expenses and other current assets	8,533	9,244
Assets of discontinued operations	12,496	12,428
Total current assets	230,219	208,482
Deferred income taxes	12,771	12,835
Intangible assets	7,824	7,946
Goodwill	3,646	3,607
Other assets	6,223	6,602
Insurance receivable — asbestos litigation	20,186	20,186
Property and equipment, net	43,317	44,743
Total assets	$324,186	$304,401

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$988	$964
Accounts payable	29,940	25,787
Accrued employee compensation and taxes	16,675	17,290
Other current liabilities	22,636	20,147
Liabilities of discontinued operations	13,136	13,287
Total current liabilities	83,375	77,475
Long-term debt	120,378	120,723
Post-retirement benefit obligation, other than pension	19,121	19,409
Minimum pension liability	30,437	28,448
Accrual for asbestos obligations	31,450	31,450
Other long-term liabilities	2,011	1,374
Total liabilities	286,772	278,879
Shareholders’ equity:
Preferred stock, par value $1.00 per share; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, par value $1.00 per share; 30,000,000 shares authorized; 11,355,543 and 11,279,379 shares outstanding at March 31, 2006, and December 31, 2005, respectively (net of shares held in treasury)	14,374	14,374
Additional capital	84,255	83,799
Retained earnings	47,163	39,724
Treasury stock, at cost, 3,018,605 and 3,094,769 shares at March 31, 2006 and December 31, 2005, respectively	(74,976)	(76,868)
Accumulated other comprehensive loss, net of tax	(33,402)	(35,507)
Total shareholders’ equity	37,414	25,522
Total liabilities and shareholders’ equity	$324,186	$304,401

United Industrial Corporation & Subsidiaries
Statements of Consolidated Cash Flows
(Dollars in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,568	$12,672
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations, net of tax	287	(48)
Debt issuance cost and deferred financing fees	309	244
Depreciation and amortization	2,814	1,944
Stock based compensation	362	—
Gain on sale of property		(7,152)
Deferred income taxes	(131)	2,833
Income from equity investment in joint venture	(45)	(14)
Excess tax benefit from stock based compensation	(764)	—
Other, net	40	(276)
Changes in operating assets and liabilities:
Increase in trade receivables	(2,375)	(3,839)
(Increase) decrease in inventories	(9,758)	9,623
(Increase) decrease in prepaid expenses and other current assets	(43)	3,278
Increase (decrease) in accounts payable, accruals, and other current liabilities	9,092	(2,739)
Net cash provided by operating activities from continuing operations	8,356	16,526
Net cash used in operating activities by discontinued operations	(506)	(2,738)
Net cash provided by operating activities	7,850	13,788

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,466)	(7,994)
Proceeds from sale of available for sale securities	—	124,619
Proceeds from sale of property	—	7,555
Net cash (used in) provided by investing activities	(1,466)	124,180

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(321)	(334)
Repayment of collateral received in securities lending transaction	—	(124,619)
Proceeds from exercise of stock options	1,222	344
Excess tax benefit from stock based compensation	764	—
Decrease in deposits and restricted cash	2,295	29,047
Dividends paid	(1,127)	(1,233)
Net cash provided by (used in) financing activities	2,833	(96,795)

Increase in cash and cash equivalents	9,217	41,173
Cash and cash equivalents at beginning of period	77,496	80,679
Cash and cash equivalents at end of period	$86,713	$121,852

United Industrial Corporation & Subsidiaries
Results By Operating Segment
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Net sales
Defense	$128,701	$100,157
Energy	8,918	7,391
	$137,619	$107,548

Operating income (loss) from continuing operations:
Defense	$13,655	$12,118
Energy	1,707	104
Other	(250)	16
	$15,112	$12,238

Funded New Orders
Defense	$167,078	$85,563
Energy	16,144	10,269
	$183,222	$95,832

	March 31, 2006	December 31, 2005
Funded backlog
Defense	$525,743	$487,366
Energy	15,705	8,499
	$541,448	$495,865

United Industrial Corporation & Subsidiaries
Non-GAAP Financial Data
(Dollars in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2006	2005
EBITDA (continuing operations):
Defense	$16,482	$21,309
Energy	1,749	211
Other	(880)	450
	17,351	21,970
Add (deduct):
Depreciation and amortization	(2,814)	(1,944)
Interest (expense) income, net	(294)	(777)
Provision for income taxes	(5,388)	(6,625)
Income from continuing operations	$8,855	$12,624

	Three Months Ended
	March 31,
	2006	2005
Free cash flow (continuing operations):
Cash provided by operating activities	$8,356	$16,526
Purchases of property and equipment	(1,466)	(7,994)
Proceeds from sale of property	—	7,555
Free cash flow continuing operations	$6,890	$16,087